EXHIBIT 10-B(b)

AMENDED AND RESTATED TRUST AGREEMENT

AMENDED AND RESTATED TRUST AGREEMENT made and entered into as of the 2nd day of August, 1990 by and between Colgate-Palmolive Company, a corporation organized under the laws of the State of Delaware (hereinafter referred to as the “Company”), and THE BANK OF NEW YORK, a New York Banking corporation (hereinafter referred to as the “Trustee”), amending and restating that certain Trust Agreement made and entered into as of August 13, 1987, between the Company and the Trustee (the “Trust Agreement”).

WHEREAS, the Company maintains the Colgate-Palmolive Company Supplemental Salaried Employees Retirement Income Plan (the “Plan”) for selected officers and other key employees of the Company; and

WHEREAS, a Committee (the “Committee”) has been designated to control and manage the operation and administration of the Plan; and

WHEREAS, under the Plan, the Company is required to pay to the Participants or their beneficiaries Benefits, which Benefits are contemplated by the Plan to be paid by the Company from its general assets; and

WHEREAS, the Company wishes to amend and restate the Trust already established to aid it in meeting its obligations to pay Benefits under the Plan and to be assured that Benefits will be paid following a Change of Control; and

WHEREAS, this amendment and restatement of the Trust Agreement shall not affect the Company’s continuing obligation to make payments to Participants and their beneficiaries under the Plan except that the Company’s liability shall be offset by actual payments made by the Trustee hereunder; and

WHEREAS, the Trust shall initially be revocable but shall become irrevocable upon the occurrence of a Change of Control; and

WHEREAS, the Company intends to make contributions to the Trust from time to time as it shall determine or to establish a letter of credit pursuant to which funds may be contributed to the Trust, and intends that the Trust Fund be held by the Trustee and invested, reinvested and distributed all in accordance with the provisions of the Trust Agreement; and

WHEREAS, the Trust is intended to be a “grantor trust” with the result that the corpus and income of the Trust are treated as assets and income of the Company pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Company intends that the Trust Fund shall at all times be subject to the claims of its existing or future general creditors as herein provided and that the Plan not be deemed funded solely by virtue of the existence of this Trust; and

WHEREAS, in and by Section 7.01(a) of the Trust Agreement, the Company, with the consent of the Trustee, desires to amend and restate the Trust Agreement in its entirety as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Trustee declare and agree as follows:

ARTICLE I

DEFINITIONS; ESTABLISHMENT AND AMENDMENT OF TRUST

Section 1.01. Definitions. Whenever used in this Trust Agreement, unless otherwise provided or the context otherwise requires:

(a) “Affiliate” shall mean any person, corporation or other entity which the Company shall have advised the Trustee in writing is a subsidiary or affiliate of the Company or its successor or which owns 20% or more of the voting securities of the Company.

(b) “Aggregate Lump Sum Accrued Benefits” shall mean the sum of all Participants’ Lump Sum Accrued Benefits (as such term is defined in Section 4.02(d)) pursuant to the most recent Payment Schedules received by the Trustee and which are in effect for each Participant.

(c) “Benefits” shall mean the payments required to be paid to a Participant or his beneficiary by the Company under the Plan. Following a Change of Control, all Benefits payable to Participants shall be made in the form of a lump sum.

(d) “Change of Control” shall have the meaning assigned to such term by Section 6.02 hereof.

(e) “Code” shall mean the Internal Revenue Code of 1986 as from time to time amended.

(f) “Committee” shall mean (i) prior to a Change of Control, the Employee Relations Committee (the members of which are appointed by the Board of Directors of the Company), which shall control and manage the operation and administration of the Plan, and (i) following a Change of Control, the Committee described in (i) above as constituted immediately prior to the Change of Control with such changes in the membership thereof as may be approved from time to time following the Change of Control by a majority of the members of such Committee as constituted at the applicable time. The Company shall have no right to appoint members, to, or to remove members from, the Committee following a Change of Control.

(g) “Company” shall mean Colgate-Palmolive Company or its successors.

(h) “Consulting Firm” shall mean the actuarial or consulting firm from time to time designated by the Committee in a written notice provided to the Trustee and in effect at the applicable time. In the event of a merger or consolidation of a Consulting Firm, the successor or surviving firm shall be deemed to be the Consulting Firm hereunder, unless the Committee shall designate a different actuarial or consulting firm as the Consulting Firm. The Trustee may rely on and shall be fully protected in relying on any notice, direction or certification of the Consulting Firm provided to it.

(i) “Determination” shall have the meaning assigned to such term by Section 1313(a) of the Code.

(j) “Insolvent” with respect to the Company means that (i) the Company is unable to pay its debts generally as they come due and/or (ii) the Company is subject to a pending proceeding as a debtor under the Federal Bankruptcy Code or any successor statute.

(k) “Letter of Credit” shall mean a letter of credit maintained by the Company for the purpose of making payments to the Trust in accordance with Section 3.02.

(l) “Participant” shall mean an employee of the Company to whom Benefits are payable under the Plan.

(m) “Payment Schedule” shall mean, with respect to each Participant, a description of Benefits in the form annexed hereto as Exhibit A Page 2, or any amendment or substitution thereof as may be provided to the Trustee by the Company and in effect at the applicable time in accordance with Section 4.07.

(n) “Trust” shall mean the Trust established under the Trust Agreement.

(o) “Trust Agreement” shall mean this trust agreement as from time to time amended.

(p) “Trust Fund” shall mean the trust fund held from time to time by the Trustee hereunder consisting of all contributions received by the Trustee together with the investments and reinvestments made therewith and all net profits and earnings thereon less all payments and charges therefrom.

(q) “Trustee” shall mean The Bank of New York or its successor.

Section 1.02. Establishment, Amendment and Restatement and Title of the Trust. The Company hereby amends and restates the trust heretofore established with the Trustee and known as the “Colgate-Palmolive Company Supplemental Salaried Employees Retirement Income Plan Trust”, consisting of such sum of money and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee. The Trust Fund shall continue to be held by the Trustee in trust and shall be dealt with in accordance with the provisions of this Trust Agreement. Prior to a Change of Control, the Company shall have the power to reacquire the Trust Fund by substituting cash or readily marketable securities of equivalent value, net of any costs of disposition (other than securities issued by the Company or any Affiliate), and such other property shall, following such substitution, constitute the Trust Fund.

Section 1.03. Acceptance of Amended and Restated Trust by the Trustee. The Trustee accepts the Trust as amended and restated hereunder on the terms and conditions set forth herein and agrees to perform the duties imposed on it by this Amended and Restated Trust Agreement.

ARTICLE II

INVESTMENT AND ADMINISTRATION OF THE TRUST FUND

Section 2.01. Powers and Duties of the Trustee. In addition to every power and discretion conferred upon the Trustee by any other provision of this Trust Agreement, the Trustee will have the following express powers with respect to the Trust Fund:

(a) Subject to the investment guidelines set forth in Section 2.02 hereof, to make investments and reinvestments of the assets of the Trust Fund including investments which yield little or no income and from time to time hold funds uninvested, without distinction between principal and income; and in making and holding investments, the Trustee will not be restricted to those investments which are authorized by the law of the State of New York for the investment of trust funds, provided, however, that no investment shall be made in any securities or other obligations of the Company or of any Affiliate. The Trustee is further authorized and empowered to invest and reinvest all or any part of such assets through the medium of any common, collective or commingled trust fund or pool maintained by it as the same may have heretofore been or may hereafter be established or amended.

(b) To retain, to exchange for any other property, to sell in any manner and at any time, any property, and to grant options to sell any such property, without regard to restrictions and without the approval of any court.

(c) To vote personally or by proxy and to delegate power and discretion to such proxy.

(d) To exercise subscription, conversion and other rights and options, and to make payments from the Trust Fund in connection therewith.

(e) To take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing and any other plan or change affecting any property, and in connection therewith, to delegate its discretionary powers and to pay assessments, subscriptions and other charges from the Trust Fund.

(f) In any manner, and to any extent, to waive, modify, reduce, compromise, release, settle and extend the time of payment of any claim of whatsoever nature in favor of or against the Trust or all or any part of the Trust Fund and to commence or defend suits or other legal proceedings in connection therewith.

(g) To make executory contracts and to grant options for any purposes, and to make such contracts and options binding on the Trust and enforceable against any property of the Trust Fund.

(h) Upon any terms, to borrow money from any person (including, to the extent permitted by applicable law, the Trustee in its individual capacity) and to pledge assets of the Trust Fund as security for repayment.

(i) To hold all or any part of the Trust Fund in cash and without obligation to pay or earn interest thereon.

(j) To hold assets in time or demand deposits (including deposits with the Trustee in its individual capacity which pay a reasonable rate of interest).

(k) To employ agents, experts and counsel, to delegate discretionary powers to, and rely upon information and advice furnished by, such agents, experts and counsel and to pay their reasonable fees and disbursements.

(l) From time to time to register any property in the name of its nominee or in its own name, or to hold it unregistered or in such form that title shall pass by delivery or to cause the same to be deposited in a depository or clearing corporation or system established to settle transfers of securities and to cause such securities to be merged and held in bulk by the nominee of such depository or clearing corporation or system.

(m) Subject to Section 2.03 hereof, to apply for, purchase, accept, own (and to exercise all rights of ownership therein) and retain Insurance Contracts (as defined in Section 2.02 hereof); to exercise all rights, powers and privileges accruing under any such Insurance Contract; to institute and maintain any proceeding at law or in equity to enforce any payment under any such Insurance Contract; and to do and perform any and all acts and things which may be necessary or proper for the purpose of collecting any sums which may be due and payable pursuant to the terms and provisions of any such Insurance Contract.

(n) Subject to Section 3.02(b), to make drawings from a Letter of Credit in order to obtain additional contributions to the Trust.

Section 2.02. Investment Guidelines. In exercising its powers under Section 2.01 hereof, the Trustee shall, consistent with the overall objective of the Trust Fund, which is the preservation of capital, invest and reinvest the Trust Fund in short-term investments, including, without limitation, obligations issued or guaranteed by the United States of America or any agency thereof, proportionate interests in any such obligations held by any bank or trust company organized under the laws of the United States of America or any state thereof as a custodian, commercial paper rated A-1 by Standard & Poors Corporation or P-1 by Moody’s Investment Services, Master Notes of corporations with commercial paper ratings of A-1 or P-1, time or savings deposits and certificates of deposit. Notwithstanding the foregoing, the Trustee may hold individual or group life insurance and annuity contracts (“Insurance Contracts”) purchased by the Trustee prior to a Change of Control in accordance with the Committee’s instruction or contributed to it by the Company. The insurer or issuer under each such Insurance Contract is authorized to make payments to the Trustee, to act solely on the instructions of the Trustee, and in every respect to deal solely with the Trustee as the absolute owner of such Insurance Contract.

Section 2.03 Special Provisions with Respect to Insurance. Notwithstanding anything in this Trust Agreement to the contrary, Insurance Contracts held in the Trust Fund shall be dealt with in accordance with the provisions of this Section.

(a) Committee Directions. The Company will be responsible for paying the premiums on each Insurance Contract from time to time held in the Trust Fund and the Trustee shall have no responsibility or liability in connection therewith. Except as provided in subsection (b) below, the Trustee shall exercise the powers set forth in Section 2.01 of this Trust Agreement with respect to an Insurance Contract in accordance with the instructions of the Committee. The Trustee shall follow the directions of the Committee concerning the exercise or non-exercise of any powers or options concerning any Insurance Contract held in the Trust Fund.

(b) Following a Change of Control. Following a Change of Control, if an event described in Section 7.03 hereof requiring a termination of the Trust shall occur, the Trustee shall surrender all such Insurance Contracts and receive the cash surrender value thereof.

(c) Liability. To the extent permitted by law, neither the Company, the Committee nor Trustee shall be liable for the refusal of any insurance company to issue, modify or convey any such Insurance Contract, to take any other action requested by the Company, the Committee or the Trustee, as the case may be, nor be liable for the form, genuineness, validity, sufficiency or effect of any such Insurance Contract, nor for the act of any person or persons that may render such contract null and void; nor for the failure of any issuer of any Insurance Contract to pay the proceeds and avails of such Insurance Contract as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such Insurance Contract; nor for the fact that for any reason whatsoever any such Insurance Contract shall lapse or otherwise be uncollectible (including, without limitation, as a result of the failure of the Company to pay any premium when due). The Company hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee by reason of its acting on any direction from the Committee or failing to act in the absence of any such direction with respect to any such Insurance Contract or the acquisition of any Insurance Contract or exercise or non-exercise of any right or option thereunder.

ARTICLE III

CONTRIBUTIONS

Section 3.01 Contributions by the Company. (a) The Trustee shall receive from the Company such amounts in cash or other property acceptable to the Trustee as the Company shall from time to time determine. The Trustee shall be under no obligation to collect any such contribution.

(b) in addition to contributions made to the Trust pursuant to Section 3.01(a), the Company may from time to time deliver to the Trustee such other amounts as may be considered necessary or appropriate to provide for the payment of expenses of the Trust.

(c) In the event that, following a Change of Control, the Trustee is required to pay Benefits to Participants or their beneficiaries in accordance with Section 4.02, the Company shall deliver to the Trustee such amount as may be necessary (in addition to amounts contributed to the Trust under Section 3.01(a) or (b) or Section 3.02) in order to comply fully with the requirements of said Section 4.02. The Trustee shall be under no obligation to collect any such amount.

Section 3.02. Letter of Credit. (a) The Company may from time to time maintain a Letter of Credit through which the Trustee can receive additional contributions pursuant to Section 3.02(b). Upon establishing any such Letter of Credit, the Company shall promptly notify the Trustee as to the identity of the issuing bank, the amount of the Letter of Credit and its expiration date, and provide the Trustee with such documents and other information as the Trustee may need in order to make drawings under the Letter of Credit. Nothing in this Trust Agreement shall require the Company to maintain a Letter of Credit.

(b) Upon a Change of Control, the Trustee shall immediately take all necessary steps to make a drawing upon any Letter of Credit of which it has received notice under Section 3.02(a). The amount drawn down under the Letter of Credit shall equal the lesser of (i) the amount of the Letter of Credit, or (ii) 110% of (A) the Aggregate Lump Sum Accrued Benefits (assuming immediate termination of employment) payable to all Participants under the terms of the Payment Schedule then in effect, minus (B) the then current balance in the Trust Fund. At any time thereafter that the Letter of Credit is not fully drawn down and the Aggregate Lump Sum Accrued Benefits (assuming immediate termination of employment) payable to all Participants exceed the balance in the Trust Fund, the Trustee shall immediately take all necessary steps to draw down an additional amount under the Letter of Credit equal to the lesser of (i) the remaining amount of the Letter of Credit, or (ii) 110% of the difference between such Aggregate Lump Sum Accrued Benefits and the balance in the Trust Fund.

(c) Once obtained by the Trustee in accordance with this Section and deposited in the Trust Fund, amounts paid under a Letter of Credit shall in all respects be treated as Company contributions under Section 3.01.

(d) The Trustee shall have no responsibility for maintaining or renewing a Letter of Credit. Further, the Trustee shall not be liable for and the Company shall indemnify and hold the Trustee harmless from and against any claim or liability which may be asserted against the Trustee as a result of a Letter of Credit lapsing or being otherwise uncollectible for any reason whatsoever. The preceding sentence will not cover failure by the Trustee to act in accordance with the provisions of Sections 2.01(n) and 3.02(b).

ARTICLE IV

PAYMENT OF BENEFITS

Section 4.01. Payments Prior to a Change of Control. Prior to a Change of Control, the Trustee shall make such payments as directed by the Committee in writing.

Section 4.02. Payments following a Change of Control. Following the occurrence of a Change of Control;

(a) Except as otherwise provided in this Section 4.02, the Trustee shall make payment to a Participant whose employment has terminated and for whom a Participant affidavit referred to in Section 4.02(c) has been submitted (or, if such Participant is not then living, to the Participant’s beneficiary designated on the Payment Schedule or, absent such designation or if the designated beneficiary is not living at the time of payment, to the legal representative of the Participant’s estate) at the time or times set forth in the Payment Schedule in effect after the Change of Control. The Committee shall notify the Trustee in writing of the termination of employment of a Participant, and shall certify in writing to the Trustee the reason for such

Participant’s termination of employment for the purposes of the Payment Schedule and the date of such termination of employment. Subject to the provisions of Section 4.07, the Payment Schedule for each Participant will be updated at least annually by the Consulting Firm and provided to the Trustee by the Company. Such Payment Schedule shall include the Lump Sum Accrued Benefit of such Participant as of the date of such termination of employment. Immediately upon receipt of a Participant’s affidavit as referred to in Section 4.02(c), the Trustee shall make payment to such Participant of the amount of the Lump Sum Accrued Benefit set forth in the most recent Payment Schedule which is in effect as of the date of the Participant’s termination of employment. Upon receipt from the Company of an updated Payment Schedule as prepared by the Consulting Firm with respect to such Participant, the Trustee shall pay that portion of the Lump Sum Accrued Benefit not reflected in the previously utilized Payment Schedule, if any, to the Participant. No payment under this Section 4.02(a) shall be made in excess of the amount then held in the Trust Fund.

(b) The Trustee shall not make any payments to Participants from the Trust Fund except as provided in Section 4.02 and 4.03, even though it may be informed from another source that payments are due under the Plan. The Trustee shall be fully protected in acting upon the Payment Schedule and the certification of the Committee in accordance with subparagraph (a) above (and making payments or omitting to make payments in accordance therewith) and shall have no duty to determine the rights of any person in the Trust Fund or under the Plan or to inquire into the right or power of the Company to grant any payment to a Participant. Upon receipt of an affidavit from a Participant whose name does not appear on the most recent Payment Schedule then in effect, the Trustee shall have no obligation to make payment of Benefits to such Participant, but shall be obligated to pay upon receipt from the Company of an appropriately updated Payment Schedule which demonstrates that Benefits are payable to such Participant.

(c) In the event that any Benefits are payable as a result of the termination of a Participant’s employment, the Trustee shall be entitled to rely on either a statement from the Company or an affidavit from the Participant (substantially in the form annexed hereto as Exhibit B) to the effect that a termination of employment has occurred with respect to such Participant and the effective date thereof. In the event of a conflicting Company statement and a Participant’s affidavit, the Participant’s affidavit shall control.

(d) In the event that an event described in Section 7.03 hereof requiring a termination of the Trust shall occur following a Change of Control, the Trustee shall pay the full amount of each Participant’s Lump Sum Accrued Benefit (as hereinafter defined and determined as of the date of such termination of the Trust) to such Participant (or, if such Participant is not then living, to the Participant’s beneficiary designed on the Payment Schedule, or absent such designation or if the designated beneficiary is not living at the time of the payment, to the legal representative of the Participant’s estate) in a single cash lump sum. If the amount then held in the Trust Fund is not sufficient to pay out the full amount of each Participant’s Lump Sum Accrued Benefit, the amount payable in respect of each Participant shall be proportionally reduced so that the total amount to be paid equals the balance in the Trust Fund. For the purposes of this Trust Agreement, “Lump Sum Accrued Benefit” shall mean the “Lump Sum Accrued Benefit” designated on the most recent Payment Schedule which is in effect and is applicable to the particular Participant as of the date of such termination of the Trust or, if such termination occurs on a date other than a date specified on the Payment Schedule, such lump sum amount as shall be specified in a written certification provided to the Trustee by the Consulting Firm (which dollar amount shall not be less than the amount specified on the Payment Schedule for the date next preceding such date of termination of the Trust, nor greater than the amount specified on the Payment Schedule for the date next following the date of termination of the Trust). The Trustee shall have no obligation to verify the computation of Lump Sum Accrued Benefits or the determination of the sufficiency of the Trust Fund to provide the same and may rely and shall be fully protected in relying on the Consulting Firm’s certification with respect thereto and on the Payment Schedule.

Section 4.03 Other Payments. Notwithstanding any other provision of this Trust Agreement, if any amounts held in the Trust are found in a Determination to have been includible in gross income of a Participant prior to payment of such amounts from the Trust, the Trustee shall, as soon as practicable, pay such amounts to such Participant, up to the Lump Sum Accrued Benefit. For purposes of this Section 4.03, the Trustee shall be entitled to rely on an affidavit from a Participant (substantially in the form annexed hereto as Exhibit C) to the effect that a Determination described in the preceding sentence has occurred.

Section 4.04. Company’s Continuing Obligations. Notwithstanding any provisions of this Trust Agreement to the contrary, the Company shall remain obligated to pay the Benefits under the Plan. To the extent the amount in the Trust Fund is not sufficient to pay any Benefit when due, the Company shall pay such deficiency directly to the Participant. Nothing in this Trust Agreement shall relieve the Company of its liabilities to pay the Benefits except to the extent such liabilities are met by the application of Trust Fund assets.

Section 4.05. Excess Amounts. To the extent there remains an amount in the Trust Fund after the Benefits with respect to all Participants have been paid in full, the Trust shall terminate and the assets of the Trust Fund (if any) after the payment of any unpaid expenses thereof shall be transferred to the Company.

Section 4.06. Company’s Income. The Company agrees that all income, deductions and credits of each such account belong to it as owner for income tax purposes and will be included on the Company’s income tax returns.

Section 4.07. Payment Schedule. The Company shall provide the Trustee with a Payment Schedule with respect to each Participant. The Company may amend or substitute Payment Schedules from time to time prior to the occurrence of a Change of Control, but not thereafter. Following a Change of Control, the Company shall not have the power to amend the Payment Schedule then in effect or to substitute a new Payment Schedule in its place unless (i) with respect to each Participant, the Benefits payable under the amended or substituted Payment Schedule are at least equal in all respects to the Benefits provided for under the Payment Schedule in effect immediately prior to such amendment or substitution, and (ii) the ratio which the current balance in the Trust Fund (after any amounts are drawn from the Letter of Credit pursuant to Section 3.02(b)) bears to the Aggregate Lump Sum Accrued Benefits (assuming immediate termination of employment) payable to all Participants under the amended or substituted Payment Schedule is equal to one or more; however, a Participant may at any time advise the Trustee in writing of a change in the designation of his beneficiary.

ARTICLE V

CONCERNING THE TRUSTEE

Section 5.01. Notices to the Trustee. The Trustee may rely on the authenticity, truth and accuracy of, and will be fully protected in acting upon:

(a) any notice, direction, certification, approval or other writing of the Company, if evidenced by an instrument signed in the name of the Company by its Chairman, President, any Vice President, Secretary or Treasurer;

(b) any copy of a resolution of the Board of Directors of the Company, if certified by the Secretary or an Assistant Secretary of the Company under its corporate seal; and

(c) any notice, direction, certification, approval or other writing, oral or other transmitted form of instruction received by the Trustee and believed by it to be genuine and to be sent by or on behalf of the Committee.

Section 5.02. Expenses of the Trust Fund. The Trustee is authorized to pay out of the Trust Fund: (a) all brokerage fees and transfer tax expenses and other expenses incurred in connection with the sale or purchase of investments; (b) all real and personal property taxes, income taxes and other taxes of any kind at any time levied or assessed under any present or future law upon, or with respect to, the Trust Fund or any property included in the Trust Fund; (c) the Trustee’s compensation and expenses as provided in Section 5.03 hereof; and (d) all other expenses of administering the Trust, unless promptly paid to the Trustee by the Company.

Section 5.03. Compensation of the Trustee. The Company will pay to the Trustee such reasonable compensation for its services as may be agreed upon from time to time by the Company and the Trustee and will reimburse the Trustee for all reasonable expenses (including attorney’s fees) incurred by the Trustee in the administration of the Trust.

Section 5.04. Protection of the Trustee. The Company shall pay and shall protect, indemnify and save harmless the Trustee and its officers, employees and agents from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, attorneys’ fees and expenses) of any nature arising from or relating to any action or any failure to act by the Trustee, its officers, employees and agents or the transactions contemplated by this Trust Agreement, including, but not limited to, any claim made by a Participant or his beneficiary with respect to payments made or to be made by the Trustee, any claim made by the Company or its successor, whether pursuant to a sale of assets, merger, consolidation, liquidation or otherwise, that this Trust Agreement is invalid or ultra vires, except to the extent that any such loss, liability, action, suit, judgment, demand, damage, cost or expense has been determined by final judgment of a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of the Trustee, its officers, employees or agents. To the extent that the Company has not fulfilled its obligations under the foregoing provisions of this Section, the Trustee shall be reimbursed out of the assets of the Trust Fund or may set up reasonable reserves for the payment of such obligations. The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Company.

Section 5.05. Duties of the Trustee. The Trustee will be under no duties whatsoever, except such duties as are specifically set forth as such in this Trust Agreement, and no implied covenant or obligation will be read into this Trust Agreement against the Trustee. The Trustee will not be compelled to take any action toward the execution or enforcement of the Trust or to prosecute or defend any suit in respect thereof, unless indemnified to its satisfaction against loss, costs, liability and expense or there are sufficient assets in the Trust Fund to provide such indemnity; and the Trustee will be under no liability or obligation to anyone with respect to any failure on the part of the Company, the Committee or a Participant to perform any of their respective obligations under the Plan or an Agreement.

Section 5.06. Settlement of Accounts of the Trustee. The Trustee shall keep or cause to be kept accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. Such accounts shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Company or the Committee or, following a Change of Control, by any Participant listed on a Payment Schedule (or by a person designated by such Participant). At least annually, the Trustee shall file with the Company a written account, listing the investments of the Trust Fund and any uninvested cash balance thereof, and setting forth all receipts, disbursements, payments, and other transactions respecting the Trust Fund not included in any such previous account. Any account, when approved by the Company and the Committee, will be binding and conclusive on the Company and the Committee, and the Trustee will thereby be released and discharged from any liability or accountability to the Company and the Committee with respect to all matters set forth therein. Failure by the Company and the Committee to object in writing to any specific items in any such account within sixty (60) days after its delivery will constitute approval of the account by the Company and the Committee. No other accounts or reports shall be required to be given to the Company, the Committee or a Participant except as stated herein or except as otherwise agreed to in writing by the Trustee. The Trustee shall not be required to file an accounting, judicial or otherwise.

Section 5.07. Right to Judicial Settlement. Nothing contained in this Trust Agreement shall be construed as depriving the Trustee of the right to have a judicial settlement of its accounts, and upon any proceeding for a judicial settlement of the Trustee’s accounts or for instructions, the only necessary parties thereto in addition to the Trustee shall be the Company and the Participants listed on the Payment Schedule then in effect (or, in the case of a deceased Participant still entitled to Benefits from the Trust Fund, his designated beneficiary or if none, the legal representative of his estate).

Section 5.08. Resignation or Removal of the Trustee. The Trustee may at any time resign and may at any time be removed by the Company upon sixty (60) days’ notice in writing, provided, however, that upon or after a Change of Control, the Company shall not have the right to remove the Trustee.

Section 5.09 Appointment of Successor Trustee. In the event of the resignation or removal of the Trustee, or in any other event in which the Trustee ceases to act, a successor trustee may be appointed by the Company by an instrument in writing delivered to and accepted by the successor trustee; provided, however, that if such resignation occurs upon or after a Change of Control, the successor trustee shall be appointed by a majority of the Participants with an interest in the Trust. Notice of such appointment will be given by the Company to the retiring trustee, and the successor trustee will deliver to the retiring trustee an instrument in writing accepting such appointment. If no appointment of a successor trustee is made by the Company within a reasonable time after such a resignation, removal or other event, any court of competent jurisdiction may appoint a successor trustee after such notice, if any, solely to the Company, the Committee and the retiring trustee, as such court may deem suitable and proper.

In the event of such resignation, removal or other event the retiring trustee or its successors and assigns shall file with the Company and the Committee a final account to which the provisions of Section 5.06 hereof relating to the annual account shall apply.

In the event of the appointment of a successor trustee, such successor trustee will succeed to all the right, title and estate of, and will be, the Trustee; and the retiring trustee will after the settlement of its final account and the receipt of any compensation or expenses due it, deliver the Trust Fund to the successor trustee together with all such instruments of transfer, conveyance, assignment and further assurance as the successor trustee may reasonably require. The retiring trustee will retain a lien upon the Trust Fund to secure all amounts due the retiring trustee pursuant to the provisions of this Trust Agreement.

5.10. Merger or Consolidation of the Trustee. Any corporation continuing as the result of any merger or resulting from any consolidation to which merger or consolidation the Trustee is a party, or any corporation to which substantially all the business and assets of the Trustee may be transferred, will be deemed automatically to be continuing as the Trustee.

ARTICLE VI

ENFORCEMENT; CHANGE OF CONTROL; CREDITORS

Section 6.01. Enforcement of Trust Agreement and Legal Proceedings. The company shall have the right to enforce any provision of this Trust Agreement, and on or after a Change of Control, any Participant (or if such Participant is deceased, his beneficiary as set forth on the Payment Schedule or, absent such designation or if the designated beneficiary is deceased, the legal representative of such Participant’s estate) shall have the right as a beneficiary of the Trust to enforce any provision of this Trust Agreement that affects the right, title and interest of such Participant in the Trust. Except as otherwise provided in Sections 5.06 and 5.07 hereof, in any action or proceeding affecting the Trust, the only necessary parties shall be the Company, the Trustee and the Participants listed in the Payment Schedule then in effect and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall, to the maximum extent permitted by applicable law, be binding and conclusive on all persons having or claiming to have any interest in the Trust.

Section 6.02. Change of Control. A “Change of Control” shall be deemed to have occurred upon the occurrence of any of the following events, unless and except to the extent otherwise determined by the Board prior to the occurrence of such event (i) the acquisition by a third person, including a “group” as defined in section 13(d)(3) of the Securities Exchange Act of 1934, of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company, (ii) shareholder approval of a transaction for the acquisition of the Company, or substantially all of its assets, by another entity or for a merger, reorganization, consolidation or other business combination to which the Company is a party, (iii) a change during any period of 24 months or less in the composition of a majority of the Board of Directors of the Company where such change has not been approved by a majority of the Board as constituted immediately prior to the commencement of such period or (iv) any other event determined by the Board to be a Change of Control for purposes of the Plan. Notwithstanding the foregoing definition, no Change of Control shall be deemed to have occurred for purposes of this Trust Agreement unless and until the Trustee has actual knowledge from a reliable source, not including a Participant, of such Change of Control. For this purpose, a report filed with the Securities and Exchange Commission or a public statement issued by the Company, or a notice to the Trustee from the Committee, or a periodical of general circulation, including, but not limited to, The New York Times or The Wall Street Journal, shall be deemed to be a reliable source, and the Trustee shall be deemed to have actual knowledge of any report of any Change of Control included in such a public statement or periodical.

Section 6.03. Insolvency of the Company. If at any time (i) the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, (ii) the Trustee is served with any order, process or paper from which it appears that an allegation to the effect that the Company is Insolvent has been made in a judicial proceeding or (iii) the Trustee has actual knowledge of a current report or statement from a nationally recognized credit reporting agency or from a reliable source (within the meaning of Section 6.02 of the Trust Agreement) to the effect that the Company is Insolvent, the Trustee shall discontinue payment of Benefits under this Trust Agreement, shall hold the Trust Fund for the benefit of the Company’s creditors, and shall resume payment of Benefits under this Trust Agreement in accordance with Article IV hereof only upon receipt of an order of a court of competent jurisdiction requiring such payment or if the Trustee has actual knowledge of a current report or statement from a nationally recognized credit reporting agency or other reliable source (within the meaning of Section 6.02 of this Trust Agreement) to the effect that the Company is not Insolvent; provided, however, that in the event payment of Benefits was discontinued by reason of a court order or injunction, the Trustee shall resume payment of Benefits only upon receipt of an order of competent jurisdiction requiring such payment. The Board of Directors and the Chief Executive Officer shall be obligated to give the Trustee prompt written notice in the event that the Company becomes Insolvent. The Trustee shall not be liable to anyone in the event Benefits are discontinued pursuant to this Section 6.03.

(b) If the Trustee discontinues payment of Benefits pursuant to Section 6.03(a) and subsequently resumes such payment, the first payment to a Participant for his Account following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made to such Participant under this Trust Agreement but for

Section 6.02(a) and the aggregate payments actually made to such Participant by the Company (as certified to the Trustee by the Participant in writing) during any such period of discontinuance, plus interest on such amount at a rate equivalent to the net rate of return earned by the Trust Fund during the period of such discontinuance.

(c) In the event that at any time following a Change of Control any amount is paid from the Trust Fund to creditors of the Company, the Company shall upon demand by the Trustee deposit into the Trust Fund a sum equal to the amount paid by the Trust Fund to such creditors.

ARTICLE VII

AMENDMENT, REVOCATION AND TERMINATION

Section 7.01. Amendment. (a) Prior to the occurrence of a Change of Control, the Company may from time to time amend in writing, in whole or in part, any or all of the provisions of this Trust Agreement with the written consent of the Trustee but without the consent of any Participant.

(b) At any time upon or after the occurrence of a Change of Control, the Trust Agreement may not be amended by the Company or its successor. The Trust Agreement may, however, be amended following a Change of Control by a majority of the Participants listed on the Payment Schedule at such time; provided, however, that no such amendment shall increase the duties or obligations or change the indemnities or compensation of the Trustee without the Trustee’s prior written consent. In addition, the Trust Agreement may be amended following a Change of Control by the Committee, but only to the extent such amendment is required by law or is necessary or desirable to prevent the inclusion in a Participant’s income of all or any part of the Trust Fund prior to the receipt of any amounts by the Participant from the Trust Fund; provided, however, that no such amendment shall increase the duties or obligations or change the indemnities or compensation of the Trustee without the Trustee’s prior written consent. In the event that the Committee adopts an amendment to the Trust Agreement following a Change of Control, the Committee shall provide the Trustee with a letter from counsel selected by the Committee to the effect that such amendment is required by law or is necessary or desirable to prevent adverse tax consequences to Participants. The Trustee may rely and shall be fully protected in relying on such letter without inquiry.

Section 7.02. Revocability and Status of Trust in Relation to Creditors. Prior to a Change of Control, the Trust shall be revocable by the Company, all or any part of the Trust Fund shall be revocable by the Company and the Participants shall have no right to any part of the Trust Fund. Upon a Change of Control, the Trust shall become irrevocable and shall be held for the exclusive purpose of providing the Benefits to Participants and their beneficiaries and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement. Once the Trust has become irrevocable, no part of the income or corpus of the Trust Fund shall be recoverable by the Company, except as otherwise provided in Sections 4.05 and 7.03 hereof.

Notwithstanding anything in this Trust Agreement to the contrary, the Trust Fund shall at all times be subject to the claims of creditors of the Company as provided in Section 6.03 of this Trust Agreement.

Section 7.03. Termination. (a) Prior to a Change of Control, the Company may revoke and terminate the Trust at any time, in its sole discretion, without the approval of any Participant, upon notice in writing to the Trustee. As soon as practicable following the Trustee’s receipt of such notice, the Trustee shall settle its final accounts in accordance with Section 5.06 hereof and, after the receipt of any unpaid fees and expenses, shall distribute the balance of the Trust Fund as directed by the Company.

(b) Following a Change of Control, the Trust shall terminate upon the occurrence of any of the following events: (i) the Trustee receives written notice that it believes to be genuine that any Insurance Contract held in the Trust Fund has lapsed due to the nonpayment of premiums by the Company, unless the Consulting Firm provides a written statement to the Trustee that such lapse is consistent with the funding policies of the applicable Plan; (ii) the Consulting Firm provides the Trustee with a written statement to the effect that the aggregate Lump Sum Accrued Benefits (as defined in Section 4.02(d) hereof) of all Participants exceeds the fair market value of the assets of the Trust and setting forth the amount of such excess, and the Company fails to contribute to the Trust within thirty (30) days after, receipt of such statement by the Trustee an amount at least equal to such excess; or (iii) payment in full has been made of all Benefits provided in all Payment Schedules then in effect.

In such event, the Trustee shall make all payments required by Article IV, and after the Trustee’s final accounts have been settled in accordance with Section 5.06 hereof and the receipt of any unpaid fees and expenses, the Trustee shall distribute the balance of the Trust Fund as directed by the Company.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 8.01. Members of the Committee. Prior to a Change of Control, the Company shall promptly certify to the Trustee the name, address and specimen signature of every member of the Committee and of any person authorized to act on behalf of the Consulting Firm and any changes in such persons. Following a Change of Control, the Committee shall promptly certify to the Trustee (in a writing signed by a majority of the then members of the Committee) any changes in the name, address and specimen signature of any member of the Committee and of any person authorized to act on behalf of the Consulting Firm. The Trustee may rely on the identity of the members of the Committee and the persons authorized to act on behalf of the Consulting Firm until it receives written notice to the contrary from the Company prior to a change of Control or from the Committee following a Change of Control.

Section 8.02. Successors. This Trust Agreement shall be binding upon and inure to the benefit of the Company and the Trustee and their representative successors and assigns.

Section 8.03. Nonalienation. Except insofar as applicable law may otherwise require, (a) no amount payable to or in respect of any Participant at any time under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (b) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Participant.

Section 8.04. Communications. (a) Communications to the Company or the Committee shall be addressed to the Company or the Committee, as the case may be, at 300 Park Avenue, New York, New York 10022, Attn: Vice President and General Counsel; provided, however, that upon the Company’s or the Committee’s written request, such communications shall be sent to such other address as the Company or the Committee, as the case may be, shall specify.

(b) Communications to the Trustee shall be addressed to it at 1 Wall Street, 7th Floor, New York, NY 10286, Attn: Department Head, Institutional Trust Division; provided, however, that upon the Trustee’s written request, such communications shall be sent to such other address as the Trustee may specify.

(c) No communication shall be binding on the Trustee until it is received by the Trustee, and no communication shall be binding on the Company or the Committee until it is received by the Company or the Committee, as the case may be.

Section 8.05. Headings. Titles to the Sections of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.

Section 8.06. Third Parties. A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to follow the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

Section 8.07. Governing Law. This Trust Agreement and the Trust established hereunder shall be governed by and construed, enforced, and administered in accordance with the laws of the State of New York, and the Trustee shall be liable to account only in the courts of that state.

Section 8.08. Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.

IN WITNESS WHEREOF, this Amended and Restated Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.

COLGATE-PALMOLIVE COMPANY

	By:	/s/ BRIAN HEIDTKE
Brian Heidtke

Attest

/s/ EMILY ZUCKERMAN	THE BANK OF NEW YORK, as TRUSTEE

	By:	/s/ DONNA R. SHEEHAN
Donna R. Sheehan

Attest

/s/ (ILLEGIBLE)

EXHIBIT A

LIST OF PAYMENT SCHDULES

                    , 199

Pursuant to the provisions of the Amended and Restated Trust Agreement between Colgate-Palmolive Company (the “Company”) and The Bank of New York as Trustee dated as of August 2, 1990 (the “Trust Agreement”), the Company provides Payment Schedules with respect to the following Participants:

Name

EXHIBIT A

PAYMENT SCHEDULE

NAME AND ADDRESS OF PARTICIPANT

SSN:

Pursuant to the provisions of the Amended and Restated Trust Agreement between Colgate-Palmolive Company (the “Company”) and The Bank of New York dated as of August 2, 1990 (the “Trust Agreement”), the Company provides the following Payment Schedule with respect to the above named Participant.

[INSERT DESCRIPTION OF BENEFIT AND DATE(S) OF PAYMENT]

BENEFICIARY:	Name
Address
SSN

EXHIBIT B

AFFIDAVIT

I,                                         , under penalties of perjury, do hereby solemnly swear (i) that I make this affidavit in order to induce The Bank of New York, as Trustee under the Amended and Restated Trust Agreement with Colgate-Palmolive Company (the “Company”) dated as of August 2, 1990 (the “Trust Agreement”), to pay me the benefits to which I am entitled under such Trust Agreement, and (ii) that a termination (within the meaning of Section 4.02 of the Trust Agreement) has occurred with respect to my employment with the Company as of                                         .

Participant’s Signature

STATE OF	)
	)	ss. :
COUNTY OF	)

On the      day of             , 199    , before me personally came                                         , to me known, who, being by me duly sworn, did depose and say that          resides at                                         , and that the statements herein are all true and correct.

Notary Public

Commission Expires: